Exhibit 99.1

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Fourth Quarter and Full Year 2020 Results

Core Mall Total Leased Space reached 91.5%

Four Anchor Replacement Transactions Executed

Traffic approaching pre-COVID levels across portfolio

Philadelphia, March 11, 2021 - PREIT (NYSE: PEI) today reported results for the three months and year ended December 31, 2020.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended December 31,		Year Ended December 31,
(per share amounts)	2020	2019	2020	2019
Net loss - basic and diluted	$(2.62)	$(0.29)	$(3.72)	$(0.52)
FFO	(0.22)	0.28	(0.02)	1.33
FFO, as adjusted	(0.13)	0.34	(0.01)	1.05
FFO from assets transferred in 2019 and 2020	-	(0.01)	-	(0.02)
FFO, as adjusted for assets transferred	$(0.13)	$0.33	$(0.01)	$1.03

“The PREIT team, and portfolio, proved to be resilient as we navigated uncertain terrain.  Our targeted strategy of dispositions and anchor replacements over the past several years created a real estate portfolio of bullseye locations in high barrier-to-entry markets that stands the test of time,” said Joseph F. Coradino, Chairman and CEO of PREIT. “Our portfolio is comprised of a differentiated mix of uses that attracts robust demand from a variety of non-retail uses, strengthening the Company and fortifying our revenue stream. At the same time, we are well-positioned for a strong return to brick and mortar shopping and leisure as restrictions ease and vaccinations continue.”

•	Same Store NOI, excluding lease termination revenue, decreased 33.3% for the three months ended December 31, 2020 compared to the three months ended December 31, 2019.

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•

The quarter was impacted by a decrease in revenue of $22.1 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants as well as decreased percentage sales revenue resulting from restrictions limiting consumer traffic related to the COVID-19 pandemic.

•	Same Store NOI, excluding lease termination revenue, decreased 28.2% for the year ended December 31, 2020 compared to December 31, 2019.
•

The year was impacted by a decrease in revenue of $75.0 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants, the accounting for rental abatements as well as decreased percentage sales revenue resulting from mall closures related to the COVID-19 pandemic.

•	In support of challenged tenants, PREIT granted just under $12 million in rent abatements.
•	Cash collections continued to improve, increasing to 112% of billings for Q4 2020.
•	Core Mall total occupancy was 90.3%. Core Mall non-anchor occupancy was 89.4%.
•	Core Mall non-anchor leased space, at 90.1%, exceeds occupied space by 70 basis points when factoring in executed new leases slated for future occupancy.
•	Average renewal spreads for the quarter ended December 31, 2020 were 1.4% in the wholly-owned portfolio for spaces less than 10,000 square feet.
•	The Company supported local economies, paying over $66 million in real estate taxes during 2020.
•	The Company completed its financial restructuring, extending its debt maturity schedule and improving its liquidity position.

Leasing and Redevelopment

•	358,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $8.4 million.
•	Leasing momentum continued with over 600,000 square feet of new stores opening in the portfolio during the year.
•	Construction is underway for Aldi to open its first store in the portfolio at Dartmouth Mall during Q3 2021.
•	A lease has been executed for a new self-storage facility in previously unused below grade space at Mall at Prince George’s with an anticipated opening in Q1 2022.
•	A lease with Tilt Studios was signed to replace JC Penney at Magnolia Mall in Florence, SC.
•	A transaction has been executed with Cooper Hospital for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ.

COVID-19 Impact and Response

•	During 2020, the Company experienced varying levels of property closures and continued restrictions on certain businesses.
•	Core mall traffic at comparable properties was approximately 74% of 2019 traffic during the holiday season.
•	Cash collections for April through December totaled 80% of billings for those months.
•

In continuous support of its tenants, PREIT has developed and implemented its own contactless pick up solution, Mall2Go, and developed a branded parking lot activation series, Park and Play, that has resulted in two dozen events being held between late July and mid-September at its properties.

•

Across its portfolio, the Company has hosted blood drives and food donation drives, provided meals to area essential workers, and donated much needed protective supplies. Read more about our efforts here.

•	The Company launched sMALL surprises, an innovative e-commerce platform delivering curated surprise packs from our mall retailers based on the recipient’s interests.

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•

The Company launched an initiative to support black-owned businesses and brands throughout its portfolio to empower its customers to make more informed purchasing decisions, noting that black-owned businesses were disproportionately challenged by the pandemic.

Primary Factors Affecting Financial Results for the Three Months Ended December 31, 2020 and 2019

•

Net loss attributable to PREIT common shareholders was $202.1 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $2.62 per basic and diluted share for the three months ended December 31, 2020, compared to net loss attributable to PREIT common shareholders of $21.7 million, or $0.29 per basic and diluted share for the three months ended December 31, 2019.

•	As a result of the revaluation of assets at our Fashion District Philadelphia partnership, the Company recognized a loss on remeasurement of $148.5 million in the quarter.
•

Same Store NOI, including lease terminations, decreased by $20.7 million, or 34.4%. The decrease is primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related store closures, partially offset by new store openings, including contributions from replacement anchors.

•

Non-Same Store NOI decreased by $1.6 million, primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related mall closures. Other decreases in NOI from Non-Same Store properties is due to the derecognition of property at Valley View Mall during the third quarter of 2020.

•

FFO for the three months ended December 31, 2020 was $(0.22) per diluted share and OP Unit compared to $0.28 per diluted share and OP Unit for the three months ended December 31, 2019.  Adjustments to FFO in the fourth quarter of 2020 were related to $0.05 per share from reorganization expenses and $0.04 per share from loss on hedge ineffectiveness. Adjustments to FFO in the 2019 quarter included $0.04 per share of provision for employee separation expenses and $0.03 per share of impairment of development land parcels.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended December 31, 2020 and 2019 is included on page 16.

Debt Restructuring and Chapter 11 Process

On December 11, 2020, the Company announced that it had successfully completed its financial restructuring and emerged from Chapter 11.

The Company’s new credit facility provides the Company access to up to $130 million of new capital to support its operations and continue advancing its strategic priorities. In addition to recapitalizing its business, PREIT's debt maturity schedule has been extended, providing the Company with enhanced financial flexibility.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $87.2 million. The agreements are with multiple buyers across five properties for 2,200 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. Closing on the transaction is subject to customary due diligence provisions and securing entitlements.

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Retail Operations

Due to COVID-related mall closures impacting a significant portion of the year, the Company is not reporting tenant sales at this time.

2021 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Friday
March 12, 2021, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4671799, at least fifteen minutes before the scheduled start time as callers could experience delays.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

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FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the years ended December 31, 2020 and 2019, respectively, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the years ended December 31, 2020 and 2019, respectively, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses.

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Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, insurance recoveries, gain/loss on debt extinguishment, gain on derecognition of property, impairment of assets, gains on sales of real estate by equity method investees, equity in loss/income of partnerships, loss on remeasurement of assets by equity method investee, gain on sale of non operating real estate, gain/loss on sale of real estate, impairment of development land parcel, project costs and other expenses and reorganization expenses.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. In 2018, Wyoming Valley Mall was designated as non-core and subsequently conveyed to the lender of the mortgage loan secured by that property in 2019. In 2019, Exton Square Mall and Valley View Mall were designated as non-core and are excluded from Same Store NOI. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item.  Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions.  While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity.  Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.  Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

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Core Properties

Core Properties include all operating retail properties except for Exton Square Mall and Fashion District Philadelphia.  Valley View Mall was previously designated as a non-core property. In August 2020, a court order assigned a special servicer to operate the property on behalf of the lender of the mortgage loan secured by the property and a court order was issued in September 2020 to conduct a foreclosure sale of the property. Although we have not yet conveyed the property because foreclosure proceedings are ongoing, we no longer operate the property as a result of the court order assigning the special servicer. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” ”expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed

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or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•	the COVID-19 global pandemic and the public health and governmental response, which have and may continue to exacerbate many of the risks listed below;
•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and any subsequent reports we may file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**     Quarterly supplemental financial and operating     **

**     information will be available on www.preit.com     **

PREIT / 9     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2020	2019	2020	2019
REVENUE:
Real estate revenue:
Lease revenue	$58,828	$78,643	$237,141	$302,311
Expense reimbursements	4,142	4,637	15,462	19,979
Other real estate revenue	3,529	5,049	8,333	12,668
Total real estate revenue	66,499	88,329	260,936	334,958
Other income	123	393	887	1,834
Total revenue	66,622	88,722	261,823	336,792
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,104)	(27,369)	(106,522)	(113,260)
Utilities	(2,858)	(3,383)	(11,829)	(14,733)
Other property operating expenses	(2,848)	(2,750)	(8,547)	(8,565)
Total property operating expenses	(31,810)	(33,502)	(126,898)	(136,558)
Depreciation and amortization	(30,765)	(39,699)	(126,362)	(137,784)
General and administrative expenses	(19,480)	(12,591)	(50,272)	(46,010)
Provision for employee separation expenses	(55)	(2,611)	(1,227)	(3,689)
Insurance recoveries, net	-	(132)	586	4,362
Project costs and other expenses	(7)	(17)	(294)	(284)
Total operating expenses	(82,117)	(88,552)	(304,467)	(319,963)
Interest expense, net	(30,042)	(17,001)	(84,341)	(63,987)
(Loss) gain on debt extinguishment, net	(1,487)	27	(1,487)	24,859
Gain on derecognition of property	1,121	-	8,127	-
Impairment of assets	-	(1,455)	-	(1,455)
Impairment of development land parcel	-	(2,098)	-	(3,562)
Reorganization expenses	(3,769)	-	(3,769)	-
Total expenses	(116,294)	(109,079)	(385,938)	(364,108)
Loss before equity in (loss) income of partnerships, loss on remeasurement of assets by equity method investee, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and gain on sales of interests in non operating real estate, net of adjustment	(49,672)	(20,357)	(124,115)	(27,316)
Equity in (loss) income of partnerships	(2,746)	2,153	(5,544)	8,289
Loss on remeasurement of assets by equity method investee	(148,545)	-	(148,545)	-
Gain on sales of real estate by equity method investee	-	—	—	553
Gain on sales of real estate, net	274	72	11,444	2,744
Gain on sales of interests in non operating real estate	228	2,718	54	2,730
Net loss	(200,461)	(15,414)	(266,706)	(13,000)
Less: net loss attributable to noncontrolling interest	5,192	565	7,189	2,128
Net loss attributable to PREIT	(195,269)	(14,849)	(259,517)	(10,872)
Less: preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Net loss attributable to PREIT common shareholders	$(202,113)	$(21,693)	$(286,892)	$(38,247)

PREIT / 10     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net loss	$(200,462)	$(15,414)	$(266,706)	$(13,000)
Noncontrolling interest	5,193	565	7,189	2,128
Cumulative preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Dividends on unvested restricted shares	-	(219)	(363)	(883)
Net loss used to calculate loss per share—basic and diluted	$(202,112)	$(21,912)	$(287,255)	$(39,130)
Basic and diluted loss per share:	$(2.62)	$(0.29)	$(3.72)	$(0.52)

(in thousands of shares)
Weighted average shares outstanding—basic	77,457	76,557	77,227	75,221
Effect of common share equivalents(1)	-	-	-	-
Weighted average shares outstanding—diluted	77,457	76,557	77,227	75,221

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents of 285 and 485 for the three months ended December 31, 2020 and 2019, respectively, and, 380 and 452 for the year ended December 30, 2020 and 2019, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2020	2019	2020	2019
Comprehensive loss:
Net loss	$(200,461)	$(15,414)	$(266,706)	$(13,000)
Unrealized gain (loss) on derivatives	4,498	2,903	(11,252)	(18,937)
Reclassification adjustment of loss from de-designated interest rate swaps	2,818	-	2,818	-
Amortization of settled swaps	2	3	75	85
Total comprehensive loss	(193,143)	(12,508)	(275,065)	(31,852)
Less: comprehensive loss attributable to noncontrolling interest	5,083	491	7,484	3,016
Comprehensive loss attributable to PREIT	$(188,060)	$(12,017)	$(267,581)	$(28,836)

PREIT / 11     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO, as adjusted for assets sold, (iv) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (v) FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) FFO, as adjusted for assets sold per diluted share and OP Unit for the three months and year ended December 31, 2020 and 2019, respectively:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net loss	$(200,461)	$(15,414)	$(266,706)	$(13,000)
Depreciation and amortization on real estate:
Consolidated properties	30,402	39,296	124,940	136,422
PREIT’s share of equity method investments	4,244	3,421	16,641	9,874
Gain on sales of real estate, net	(274)	(72)	(11,444)	(2,756)
Loss on remeasurement of assets by equity method investee	148,545	-	148,545	-
Impairment of assets	-	1,455	-	1,455
Dividend on preferred shares	-	(6,843)	(13,687)	(27,375)
Funds from operations attributable to common shareholders and OP Unit holders	$(17,544)	$21,843	$(1,711)	$104,620
Insurance recoveries, net	-	132	(586)	(4,362)
Reorganization expenses	3,769	-	3,769	-
Loss (gain) on debt extinguishment, net	1,487	(27)	1,487	(24,859)
Gain on derecognition of property	(1,121)	-	(8,127)	-
Loss on hedge ineffectiveness	2,912	-	2,912	-
Impairment of development land parcel	-	2,098	-	3,562
Provision for employee separation expenses	55	2,611	1,227	3,689
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(10,442)	$26,657	$(1,029)	$82,650

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.22)	$0.28	$(0.02)	$1.33
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.13)	$0.34	$(0.01)	$1.05
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$(0.13)	$0.34	$(0.01)	$1.05

(in thousands of shares)
Weighted average number of shares outstanding	77,457	76,557	77,227	75,221
Weighted average effect of full conversion of OP Units	1,979	2,023	2,012	3,221
Effect of common share equivalents	285	485	380	453
Total weighted average shares outstanding, including OP Units	79,721	79,065	79,619	78,895

PREIT / 12     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

NOI for the three months ended December 31, 2020 and 2019:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$34,095	$52,666	$(18,571)	(35.3%)	$594	$2,162	$34,689	$54,828
NOI attributable to equity method investments, at ownership share	5,359	7,451	(2,092)	(28.1%)	903	923	6,262	8,374
Total NOI	39,454	60,117	(20,663)	(34.4%)	1,497	3,085	40,951	63,202
Less: lease termination revenue	32	1,018	(986)	(96.9%)	-	1	32	1,019
Total NOI excluding lease termination revenue	$39,422	$59,099	$(19,677)	(33.3%)	$1,497	$3,084	$40,919	$62,183

NOI for the year ended December 31, 2020 and 2019:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$132,264	$185,874	$(53,610)	(28.8%)	$1,774	$12,526	$134,038	$198,400
NOI attributable to equity method investments, at ownership share	22,869	28,597	(5,728)	(20.0%)	1,687	732	24,556	29,329
Total NOI	155,133	214,471	(59,338)	(27.7%)	3,461	13,258	158,594	227,729
Less: lease termination revenue	2,268	1,531	737	48.1%	-	18	2,268	1,549
Total NOI excluding lease termination revenue	$152,865	$212,940	$(60,075)	(28.2%)	$3,461	$13,240	$156,326	$226,180

PREIT / 13     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three months and year ended December 31, 2020 and 2019.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2020	2019	2020	2019
Net (loss) income	$(200,461)	$(15,414)	$(266,706)	$(13,000)
Other income	(123)	(393)	(887)	(1,834)
Depreciation and amortization	30,765	39,699	126,362	137,784
General and administrative expenses	19,480	12,591	50,271	46,010
Insurance recoveries, net	-	132	(586)	(4,362)
Provision for employee separation expense	55	2,611	1,228	3,689
Project costs and other expenses	7	17	294	283
Interest expense, net	30,042	17,001	84,341	63,987
Impairment of assets	-	1,455	-	1,455
Impairment of development land parcel	-	2,098	-	3,562
Gain on debt extinguishment, net	1,487	(27)	1,487	(24,859)
Gain on derecognition of property	(1,121)	-	(8,127)	-
Reorganization expenses	3,769	-	3,769	-
Equity in (income) loss of partnerships	2,746	(2,153)	5,544	(8,289)
Loss on remeasurement of assets by equity method investee	148,545	-	148,545	-
Gain on sales of real estate by equity method investee	-	-	-	(553)
(Loss) Gain on sales of interests in real estate, net	(274)	(72)	(11,444)	(2,756)
(Loss) Gain on sales of interest in non operating real estate	(228)	(2,718)	(54)	(2,717)
NOI from consolidated properties	34,689	54,828	134,038	198,400
Less: Non Same Store NOI of consolidated properties	594	2,163	1,774	12,526
Same Store NOI from consolidated properties	34,095	52,665	132,264	185,874
Less: Same Store lease termination revenue	14	963	2,268	1,426
Same Store NOI excluding lease termination revenue	$34,081	$51,702	$129,996	$184,448

PREIT / 14     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles equity in (loss) income of partnerships to NOI of equity method investments at ownership share for the three months and year ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Equity in (loss) income of partnerships	$(2,746)	$2,153	$(5,544)	$8,289
Other income	(10)	(29)	(48)	(76)
Depreciation and amortization	4,244	3,422	16,640	9,874
Interest and other expenses	4,774	2,828	13,508	11,243
Net operating income from equity method investments at ownership share	6,262	8,374	24,556	29,330
Less: Non Same Store NOI from equity method investments at ownership share	903	923	1,687	732
Same Store NOI of equity method investments at ownership share	5,359	7,451	22,869	28,598
Less: Same Store lease termination revenue	18	55	18	105
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$5,341	$7,396	$22,851	$28,493

PREIT / 15     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	December 31,
	2020	2019
(in thousands of dollars)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,168,536	$3,099,034
Construction in progress	46,285	106,011
Land held for development	5,516	5,881
Total investments in real estate	3,220,337	3,210,926
Accumulated depreciation	(1,308,427)	(1,202,722)
Net investments in real estate	1,911,910	2,008,204
INVESTMENTS IN PARTNERSHIPS, at equity:	27,066	159,993
OTHER ASSETS:
Cash and cash equivalents	43,309	12,211
Tenant and other receivables, net	54,532	41,261
Intangible assets	11,392	13,404
Deferred costs and other assets, net	127,593	103,688
Assets held for sale	1,384	12,506
Total assets	$2,177,186	$2,351,267
LIABILITIES:
Mortgage loans payable, net	$884,503	$899,753
Term Loans, net	908,473	548,025
Revolving Facility	54,830	255,000
Tenants’ deposits and deferred rent	8,899	13,006
Distributions in excess of partnership investments	76,586	87,916
Fair value of derivative liabilities	23,292	13,126
Accrued expenses and other liabilities	93,663	107,016
Total liabilities	2,050,246	1,923,842
EQUITY:
Total equity	126,940	427,425
Total liabilities and equity	$2,177,186	$2,351,267

PREIT / 16     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

Changes in Funds from Operations for the three months and year ended December 31, 2020 as compared to the three months and year ended December 31, 2019 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended December 31	Per Diluted Share and OP Unit	Year Ended December 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted December 31, 2019	$26,657	$0.34	$82,650	$1.05

Changes - Q4 2019 to Q4 2020

Contribution from anchor replacements and new box tenants	1,422	0.02	4,650	0.06
Impact from bankruptcies	(1,694)	(0.02)	(3,356)	(0.05)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(7,590)	(0.10)	(32,931)	(0.42)
Lease termination revenue	(949)	(0.01)	824	0.01
Credit losses	(8,271)	(0.11)	(19,739)	(0.25)
Other	(1,488)	(0.02)	(3,057)	(0.04)
Same Store NOI from unconsolidated properties	(2,092)	(0.03)	(5,729)	(0.08)
Same Store NOI	(20,662)	(0.26)	(59,339)	(0.75)
Non Same Store NOI	(1,588)	(0.02)	(9,797)	(0.13)
Dilutive effect of asset sales	(718)	(0.01)	(1,851)	(0.03)
General and administrative expenses	(6,890)	(0.09)	(4,262)	(0.06)
Capitalization of leasing costs	(238)	(0.01)	(756)	(0.01)
Gain on debt extinguishment	(1,514)	(0.02)	(26,346)	(0.34)
Gain on sales of non-operating real estate	228	0.01	54	-
Other	9,327	0.12	41,539	0.53
Interest expense, net	(15,044)	(0.19)	(22,921)	(0.29)
Increase in weighted average shares	-	(0.01)	-	-
Funds from Operations, as adjusted December 31, 2020	$(10,442)	$(0.13)	$(1,029)	$(0.01)
Insurance recoveries, net	-	-	586	0.01
Reorganization expenses	(3,769)	(0.05)	(3,769)	(0.05)
Gain on derecognition of property	1,121	0.02	8,127	0.11
Loss gain on debt extinguishment	(1,487)	(0.02)	(1,487)	(0.02)
Provision for employee separation expense	(55)	-	(1,227)	(0.02)
Loss on hedge ineffectiveness	(2,912)	(0.04)	(2,912)	(0.04)
Funds from Operations December 31, 2020	$(17,544)	$(0.22)	$(1,711)	$(0.02)